CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-284323 on Form S-1 of our report dated March 26, 2024 (February 24, 2025, as to the subsequent events described in Note 16) relating to the financial statements of AEye, Inc., appearing in the Annual Report on Form 10-K of AEye, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA

February 24, 2025